Exhibit 10.3

SECOND AMENDMENT TO CREDIT AGREEMENT

AND OTHER LOAN DOCUMENTS

THIS SECOND AMENDMENT TO CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS (this “Amendment”) made as of the 3rd day of December, 2009, by and among GRIZZLY VENTURES LLC, a Delaware limited liability company (“Borrower”), DUPONT FABROS TECHNOLOGY, L.P., a Maryland limited partnership (“Guarantor”), TARANTULA VENTURES LLC, a Delaware limited liability company (“Additional Guarantor”), KEYBANK NATIONAL ASSOCIATION, a national banking association (“KeyBank”), THE OTHER LENDERS WHICH ARE SIGNATORIES HERETO (KeyBank and the other lenders which are signatories hereto, collectively, the “Lenders”), and KEYBANK NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders (the “Agent”).

W I T N E S S E T H:

WHEREAS, Borrower, Guarantor, Agent, and certain of the Lenders entered into that certain Credit Agreement dated as of October 24, 2008, as amended by that certain First Amendment to Credit Agreement and Other Loan Documents dated February 10, 2009 (as amended herein and as the same may be further varied, extended, supplemented, consolidated, replaced, increased, renewed, modified or amended from time to time, the “Credit Agreement”);

WHEREAS, pursuant to the Credit Agreement, Lenders made a loan to Borrower in the principal amount of $250,000,000.00 in accordance with the terms of the Credit Agreement (the “Loan”), which Loan is evidenced by, among other things, the Notes made by Borrower to the order of Lenders and delivered from time to time under the Credit Agreement (together with all amendments, modifications, consolidations, increases, supplements and extensions thereof, collectively, the “Note”);

WHEREAS, Guarantor desires to issue unsecured notes in the maximum principal face amount of $650,000,000.00, and desires to have Borrower guarantee the obligations of Guarantor with respect thereto;

WHEREAS, in order to induce the Lenders to consent thereto, the Agent, the Lenders, the Borrower, Guarantor and Additional Guarantor desire to enter into this Amendment;

NOW, THEREFORE, for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

1. Definitions. All the terms used herein which are not otherwise defined herein shall have the meanings set forth in the Credit Agreement, as amended herein.

2. Modification of the Credit Agreement. Borrower, Guarantor, the Lenders and Agent do hereby modify and amend the Credit Agreement as follows:

(a) By inserting the following definitions in §1.1 of the Credit Agreement:

“Indenture. The Indenture between Guarantor, the indenture trustee and the other parties thereto relating to the Senior Notes.

Second Amendment. That certain Second Amendment to Credit Agreement and Other Loan Documents dated as of December 3, 2009, by and among Borrower, Guarantor, Additional Guarantor, Agent and the Lenders.

Senior Notes. The senior unsecured notes of the Guarantor contemplated by and described in Paragraph 4 of the Second Amendment.”

(b) By inserting the following paragraph at the end of, and as a part of, §7.22 of the Credit Agreement:

“Notwithstanding anything in this §7.22 or this Agreement to the contrary, Borrower shall have no right to obtain, and neither Agent nor any of the Lenders shall have an obligation to approve, any Permitted Mezzanine Debt, it being acknowledged that Agent and the Lenders may approve or reject any such transaction in their sole, exclusive and unfettered discretion, for any reason or no reason.”

(c) By inserting the following as §8.17 of the Credit Agreement:

“§8.17 Restriction on Indenture.

(a) Borrower and Guarantor shall not increase, modify or amend the Indenture, the Senior Notes, or any of the documents relating thereto without the prior written consent of the Agent.

(b) Borrower shall not (i) prepay, purchase, amortize, retire, redeem, defease or otherwise acquire any of the indebtedness evidenced by the Senior Notes or contemplated by or guaranteed under the Indenture, or (ii) make any payments on or with respect to the Senior Notes or any guaranty contained in the Indenture, provided that consistent with §8.7 so long as (A) no Default or Event of Default exists or would occur as a result thereof, (B) all amounts then payable under the Loan Documents have been paid, and (C) all expenses then payable attributable to the ownership, operation, leasing, maintenance of or otherwise with respect to the Mortgaged Property have been paid (or with respect to those not payable on a monthly basis, adequately reserved) by Borrower, Borrower may make ordinary interest payments on the Senior Notes to the extent Guarantor has insufficient funds to do so.”

(d) By deleting §12.1(g) of the Credit Agreement in its entirety, and inserting the following in lieu thereof :

“(g) Borrower or Guarantor or any of its Subsidiaries shall fail to pay when due (including, without limitation, at maturity), or within any applicable period of grace, any principal, interest or other amount on account any obligation for borrowed money or credit received or other Indebtedness, or shall fail to observe or perform any term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing any obligation for borrowed money or credit received or other Indebtedness for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof or to require the prepayment, purchase or redemption thereof; provided that the events described in §12.1(g) shall not constitute an Event of Default (i) unless such failure to perform, together with other failures to perform as described in §12.1(g), involve singly or in the aggregate obligations for borrowed money or credit received or other Indebtedness totaling in excess of $25,000,000.00, or (ii) with respect to any such failure relating to the Permitted Mezzanine Debt;” and

(e) By inserting “,§8.17” following “§8.15” appearing in the 14th line of §12.2 of the Credit Agreement.

3. Modification of the Guaranty. Guarantor, Agent and the Lenders hereby modify and amend the Guaranty dated as of October 24, 2008 given by Guarantor to and for the benefit of Agent and the Lenders as follows:

(a) By deleting in their entirety the words “subject to the terms of Section 22 below,” from the first line of §1(a) of such Guaranty; and

(b) By deleting in its entirety Section 22 of such Guaranty and inserting in lieu thereof “22. [Intentionally Omitted.]”.

4. Consent to Guaranty of Senior Notes. Subject to satisfaction of each of the terms, provisions and conditions in Paragraph 4 of this Amendment, and to the effectiveness of this Amendment, notwithstanding the terms of §7.21(b)(i)(M), (K), (O) and (Q), §7.21(b)(ii)(C) and §8.1 of the Credit Agreement, the Lenders consent to the execution and delivery by Borrower of a guarantee of the senior unsecured notes to be issued by Guarantor (the “Senior Notes”), provided that:

(a) The principal amount of the Senior Notes shall not exceed $650,000,000.00;

(b) The Senior Notes shall be issued pursuant to an indenture on or before May 2, 2010;

(c) Contemporaneously with the issuance of the Senior Notes, all indebtedness and other obligations under the Revolving Credit Agreement shall be paid and satisfied in full, and the Revolving Credit Agreement shall be terminated;

(d) Contemporaneously with the issuance of the Senior Notes, Additional Guarantor shall pay to Agent the release price in the amount of $50,000,000.00 as contemplated by §5.3(a)(iv) of the Credit Agreement for the release of the Additional Mortgaged Property (it being acknowledged that the payment of such release price shall not affect or reduce Borrower’s obligations pursuant to §3.5 of the Credit Agreement);

(e) The Senior Notes shall be an unsecured obligation of Guarantor, Borrower and any other guarantor thereof, and no Lien shall be granted, created or incurred in connection therewith;

(f) The maturity date of the Senior Notes shall be not sooner than five (5) years from the date of issuance;

(g) The Indenture and other documents relating to the Senior Notes shall not contain any conditions, limitations, restrictions, requirements, provisions, covenants, defaults or any other provisions having a comparable effect limiting (i) the sale of the Mortgaged Property for a purchase price conclusively determined in good faith by the board of directors of the REIT to be fair market value under the circumstances provided that at least 75% of the consideration is cash or the assumption of debt by the buyer and the proceeds are used to repay the Obligations, with any excess applied to other secured debt, reinvested in the business or used to offer to repay the Senior Notes, or (ii) the refinance of the Mortgaged Property by Borrower in an amount not exceeding the sum of the Outstanding principal balance of the Loans, all accrued but unpaid interest and fees and reasonable closing fees and costs (Borrower being free to sell the Mortgaged Property as provided above or refinance the Mortgaged Property for new debt of Borrower in an amount not exceeding the sum of the Outstanding principal balance of the Loans, all accrued but unpaid interest and fees and reasonable closing fees and costs in all events without approval of the holders of the Senior Notes or any trustee acting on their behalf and without the same creating or constituting a default);

(h) Contemporaneously with the issuance of the Senior Notes, Guarantor shall deliver to Agent a pro forma Compliance Certificate evidencing compliance with the financial covenants in the Credit Agreement;

(i) Notwithstanding the terms of §7.21(a)(iii) of the Credit Agreement, Borrower may modify the “single purpose entity” provisions included in its organizational documents to permit the unsecured guaranty of the Senior Notes consistent with the terms of this Amendment, provided Agent shall have given its prior written approval thereof, such approval not to be unreasonably withheld;

(j) The documentation relating to the Senior Notes and the Indenture shall be acceptable to the Agent in its sole discretion; and

(k) Borrower shall promptly deliver to Agent executed copies of the Indenture, Senior Notes and any other agreements executed and delivered in connection therewith.

5. References to Credit Agreement. All references in the Loan Documents to the Credit Agreement or any other Loan Document, shall be deemed a reference to the Credit Agreement or such other Loan Document, as modified and amended herein.

6. Acknowledgment of Borrower, Guarantor and Additional Guarantor. Borrower, Guarantor and Additional Guarantor hereby acknowledge, represent and agree that the Loan Documents, as modified and amended herein, remain in full force and effect and constitute the valid and legally binding obligation of Borrower, Guarantor and Additional Guarantor, as applicable, enforceable against Borrower, Guarantor and Additional Guarantor in accordance with their respective terms, and that the execution and delivery of this Amendment and any other documents in connection therewith do not constitute, and shall not be deemed to constitute, a release, waiver or satisfaction of Borrower’s, Guarantor’s or Additional Guarantor’s obligations under the Loan Documents. Borrower, Guarantor and Additional Guarantor acknowledge that Agent and Lenders have made no agreement, and are in no way obligated, to grant any future forbearance, extension, waiver, indulgence, amendment or consent, and the consents contemplated hereby shall be expressly limited to the consent set forth in Paragraph 4 above and shall not be deemed to create a course of dealing with or otherwise create any express or implied duty by Agent or any of the Lenders to provide any future forbearance, extension, waiver, amendment, indulgence or consent. Guarantor acknowledges that pursuant to this Amendment any limitations on its liability under the Guaranty are being removed, and that Guarantor shall be fully and completely liable for the “Obligations” (as defined in the Guaranty of Guarantor dated October 24, 2008) without limitation.

7. Representations and Warranties. Borrower, Guarantor and Additional Guarantor represent and warrant to Agent and the Lenders as follows:

(a) Authorization. The execution, delivery and performance of this Amendment and the transactions contemplated hereby (i) are within the authority of Borrower, Guarantor and Additional Guarantor, (ii) have been duly authorized by all necessary proceedings on the part of the Borrower, Guarantor and Additional Guarantor, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which either Borrower, Guarantor or Additional Guarantor is subject or any judgment, order, writ, injunction, license or permit applicable to either Borrower, Guarantor or Additional Guarantor, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement or certificate, certificate of formation, operating agreement, articles of incorporation or other charter documents or bylaws of, or any mortgage, indenture, agreement, contract or other instrument binding upon, Borrower, Guarantor or Additional Guarantor or any of their respective properties or to which Borrower, Guarantor or Additional Guarantor is subject, and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of Borrower, Guarantor or Additional Guarantor, other than the liens and encumbrances created by the Loan Documents.

(b) Enforceability. The execution and delivery of this Amendment are valid and legally binding obligations of Borrower, Guarantor and Additional Guarantor enforceable in accordance with the respective terms and provisions hereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and the effect of general principles of equity.

(c) Approvals. The execution, delivery and performance of this Amendment and the transactions contemplated hereby do not require the approval or consent of any Person or the authorization, consent, approval of or any license or permit issued by, or any filing or registration with, or the giving of any notice to, any court, department, board, commission or other governmental agency or authority other than those already obtained.

(d) Reaffirmation. Borrower and Guarantor reaffirm and restate as of the date hereof each and every representation and warranty made by Borrower, Guarantor and their respective Subsidiaries in the Loan Documents or otherwise made by or on behalf of such Persons in connection therewith except for representations or warranties that expressly relate to an earlier date.

(e) Principal Balance. The outstanding principal balance of the Loan is $248,500,000.00.

8. No Default. By execution hereof, the Borrower, Guarantor and Additional Guarantor each certify that Borrower, Guarantor and Additional Guarantor are and will be in compliance with all covenants under the Loan Documents after the execution and delivery of this Amendment, and that no Default or Event of Default has occurred and is continuing.

9. Waiver of Claims. Borrower, Guarantor and Additional Guarantor acknowledge, represent and agree that none of such Persons has any defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents, the administration or funding of the Loan or with respect to any acts or omissions of Agent or any

Lender, or any past or present officers, agents or employees of Agent or any Lender, and each of such Persons does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.

10. Ratification. Except as hereinabove set forth, all terms, covenants and provisions of the Credit Agreement and the other Loan Documents remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Loan Documents as modified and amended herein. Nothing in this Amendment or any other document delivered in connection herewith shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of Borrower, Guarantor and Additional Guarantor under the Loan Documents.

11. Guaranty of Senior Notes not an Investment. The delivery by Borrower of a guaranty of the Senior Notes, to the extent permitted under this Amendment, shall not be deemed an Investment.

12. Effective Date. This Amendment shall be deemed effective and in full force and effect as of the date hereof upon (a) the execution and delivery of this Amendment by Borrower, Guarantor, Additional Guarantor, Agent and the Required Lenders, and (b) the payment to Agent for the account of each Lender executing and delivering this Amendment prior to Agent declaring this Amendment effective pursuant to this paragraph 11, a fee in an amount equal to 0.15% (15 basis points) multiplied by the amount of such Lender’s Commitment before giving effect to any paydown of the Loans as contemplated by Paragraph 4(d) above. Such fees when paid shall be fully earned and nonrefundable under any circumstances. The Borrower will pay the reasonable fees and expenses of Agent in connection with this Amendment.

13. Amendment as Loan Document. This Amendment shall constitute a Loan Document.

14. Counterparts. This Amendment may be executed in any number of counterparts which shall together constitute but one and the same agreement.

15. MISCELLANEOUS. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have hereto set their hands and affixed their seals as of the day and year first above written.

BORROWER:

GRIZZLY VENTURES LLC, a Delaware limited liability company

By:	Grizzly Equity LLC, a Delaware limited liability company, its Managing Member

	By:	DuPont Fabros Technology, L.P., a Maryland limited partnership, its Managing Member

		By:	DuPont Fabros Technology, Inc., a Maryland corporation, its General Partner

			By:	/s/ Hossein Fateh
			Name:	Hossein Fateh
			Title:	CEO
(SEAL)

GUARANTOR:

DUPONT FABROS TECHNOLOGY, L.P., a Maryland limited partnership

By:	DuPont Fabros Technology, Inc., a Maryland corporation, its Sole General Partner

	By:	/s/ Hossein Fateh
	Name:	Hossein Fateh
	Title:	CEO
(SEAL)

[Signatures Continued On Next Page]

ADDITIONAL GUARANTOR:

TARANTULA VENTURES LLC, a Delaware limited liability company

By:	Tarantula Interests LLC, a Delaware limited liability company, its Managing Member

	By:	Safari Ventures LLC, a Delaware limited liability company, its Managing Member

		By:	DuPont Fabros Technology, Inc., a Maryland corporation, its Managing Member

			By:	/s/ Hossein Fateh
			Name:	Hossein Fateh
			Title:	CEO

[Signatures Continued On Next Page]

LENDERS:

KEYBANK NATIONAL ASSOCIATION individually and as Agent

By:	/s/ John Scott
Name:	John Scott
Title:	Vice President

UBS LOAN FINANCE LLC, as a Lender

By:	/s/ Marie Haddad
Name:	Marie Haddad
Title:	Associate Director

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

CATERPILLAR FINANCIAL SERVICES CORPORATION, as a Lender

By:	/s/ Roger Scott Freistat
Name:	Roger Scott Freistat
Title:	Credit Manager

LAKE FOREST BANK & TRUST COMPANY, an Illinois banking corporation, as a Lender

By:	/s/ Stephen L. Madden
Name:	Stephen L. Madden
Title:	Executive Vice President

SOVEREIGN BANK, as a Lender

By:	/s/ Paul Chmielinski
Name:	Paul Chmielinski
Title:	Senior Vice President

[Signatures Continued On Next Page]

RAYMOND JAMES, FSB, as a Lender

By:	/s/ Thomas G. Scott
Name:	Thomas G. Scott
Title:	Senior Vice President

MERCANTILE BANK, as a Lender

By:	/s/ Michael F. Waters
Name:	Michael F. Waters
Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, successor to National City Bank, as a Lender

By:	/s/ David J. Hurtuk
Name:	David J. Hurtuk
Title:	Vice President

TD BANK, N.A., as a Lender

By:	/s/ David Yesue
Name:	David Yesue
Title:	Assistant Vice President

TRISTATE CAPITAL BANK, as a Lender

By:	/s/ Kent Nelson
Name:	Kent Nelson
Title:	Senior Vice President